SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


           Date of Report (Date of earliest event reported): 10-17-2002
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                         Primecore Mortgage Trust, Inc.
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             (Exact name of registrant as specified in its charter)

   Maryland                        0-30507                       94-3324992
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 (State or other jurisdiction   (Commission                    (IRS Employer
  of incorporation)              File Number)                Identification No.)

                     99 El Camino Real, Menlo Park, CA 94025
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               (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (650) 328-3060
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                                       N/A
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          (Former name or former address, if changed since last report)


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Item 5.  Other Events and Regulation FD Disclosure.

            On October 17, 2002, our Board of Directors met to decide on means of addressing a number of matters, including the impact on the Company of the economic downturn over the past year. The meeting followed several prior meetings of the Board during which the Board considered alternatives for dealing with the economic downturn. At the meeting, the following matters were resolved by the Board:

            1. The Board voted to adjust our monthly cash distribution to shareholders from $0.0875 per share to $0.0583 per share beginning with distributions declared in October 2002 and paid in November 2002. In adjusting the distribution, the Board considered the following factors: the economy over the past year; prospects for a quick turnaround in the economy; the economic uncertainties arising from world events; and the San Francisco Bay Area real estate market conditions and its actual and potential impact on our loan portfolio. The Board also considered the needs of shareholders when setting the distribution rate, recognizing the desires of shareholders to receive monthly distributions and also recognizing that distributions at the specified rate will result in a return of capital to shareholders since the distributions will exceed income. The Board will continue to review and reassess the distribution policy as new information becomes available.

            2. The Board, acting by the vote of its directors independent of management, with all management directors abstaining, voted to concurrently enter into: (a) an amended and restated Management Agreement with our manager, Primecore Funding Group, Inc. ("PFG") and (b) an agreement regarding loans made to affiliates. The principal amendments to the Management Agreement are: (a) a change in the method of determining the management fee, whereby the management fee is more closely tied to performance of the Company, with the base fee being reduced, and with bonuses tied to certain cash flow and income per share performance criteria; and (b) a change in favor of the Company in the fee payable upon termination. The principal terms of the affiliate loan agreement, which sets forth all obligations relating to loans previously made to affiliated entities, are: (a) ownership of all properties secured by "Affiliate Loans" shall be transferred to the Company; (b) PFG has agreed to pay, and has paid to the Company, the remaining carrying amount, in accordance with generally accepted accounting principles, of loans made to Eprime, Inc., an affiliate; and
(c) PFG has agreed to pay the Company over time the difference, if any, between the appraised values of the properties transferred, and the carrying amounts, in accordance with generally accepted accounting principles, of the loans securing such properties.

         This filing may contain forward-looking statements. These statements relate to future events or our future financial performance. In some cases, one can identify forward-looking statements by terminology. For example, "may", "will", "should", "expect", "plan", "anticipate", "believe", "estimate",


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"predict", "potential" or "continue", or the negative of these terms or other comparable terminology, indicate forward-looking statements. These statements are only predictions. Actual events or results may differ materially. In evaluating these statements, an investor should specifically consider various factors, including the risks outlined in the Risk Factors section of the Form 10-K filing of the Company, filed on or about March 20, 2002. These factors may cause our actual results to differ materially from any forward-looking statement.

            Although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We will not update any of the forward-looking statements after the date of this filing to conform them to actual results or to changes in our expectations that occur after the date of this filing, other than as required by law.


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                       Primecore Mortgage Trust, Inc.

    Dated:   October 17, 2002          /s/ MICHAEL RIDER
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                                       Michael Rider,
                                       Chief Financial Officer























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